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                                                                    Exhibit 99.2

                      MISSION CRITICAL SOFTWARE, INC.

         This Proxy is Solicited by the Board of Directors for the

        Special Meeting of Stockholders to be held on May 11, 2000

   The undersigned, a stockholder of Mission Critical Software, Inc. ("MCS"), hereby constitutes and appoints Michael S. Bennett and Stephen E. Odom and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on Thursday, May 11, 2000, at 10:00 a.m., local time, at 13939 Northwest Freeway, Houston, Texas 77040 and at any and all adjournments or postponements thereof, as follows:

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

[X] Please mark votes as in this example.

1. To consider and vote on the proposed merger of Planet Acquisition Corporation, a wholly-owned subsidiary of NetIQ Corporation, with and into MCS, as contemplated by the Agreement and Plan of Reorganization dated as of February 26, 2000, among NetIQ, Planet Acquisition Corporation and MCS. In the merger, NetIQ will issue 0.9413 share of its common stock in exchange for each outstanding share of MCS common stock.

       [_] FOR [_] AGAINST [_] ABSTAIN

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
 Vote by Telephone                Vote by Internet


 It's fast, convenient, and       It's fast, convenient, and your vote is
 immediate!                       immediately confirmed and posted!
 Call Toll-Free on a Touch-Tone
 Phone
 1-877-PRX-VOTE (1-877-779-8683)

 Follow these four easy steps:    Follow these four easy steps:

 1. Read the accompanying Proxy   1. Read the accompanying Proxy
    Statement/Prospectus and         Statement/Prospectus and Proxy Card.
    Proxy Card.

 2. Call the toll-free number     2. Go to the Website
    1-877-PRX-VOTE (1-877-779-       http://www.eproxyvote.com/mcsw
    8683). For shareholders
    residing outside the United
    States call collect on a
    touch-tone phone
    1-201-536-8073.

 3. Enter your 14-digit Voter     3. Enter your 14-digit Voter Control Number
    Control Number located on        located on your Proxy Card above your
    your Proxy Card above your       name.
    name.

 4. Follow the recorded           4. Follow the instructions provided.
    instructions.

 Your vote is important!          Your vote is important!
 Call 1-877-PRX-VOTE anytime!     Go to http://www.eproxyvote.com/mcsw
                                  anytime!
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Do not return your Proxy Card if you are voting by Telephone or Internet.
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2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

(Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature: _____________________          Date: __________________________

Signature: _____________________          Date: __________________________